UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2006
MGI PHARMA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-10736	41-1364647

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5775 West Old Shakopee Road, Suite 100, Bloomington, Minnesota	55437

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 346-4700

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Preliminary Note:
This Form 8-K/A amends the Form 8-K filed by MGI PHARMA, INC. on October 26, 2006 (the “Original 8-K”), announcing implementation of a plan of organizational restructuring. This Form 8-K/A is being filed to amend the Original 8-K to update the disclosures made in the Original 8-K.
Section 2 — Financial Information
Item 2.05 Costs Associated with Exit or Disposal Activities.
On October 24, 2006, MGI PHARMA, INC. (the “Company”), headquartered in Bloomington, MN, implemented a plan of organizational restructuring (the “Plan”, approved by management on October 20, 2006). On October 26, 2006, the Company filed the Original Filing describing the Plan. At the time of the Original Filing, the Company was unable to make an estimate of certain restructuring costs related to the consolidation of its clinical development operations (in its Lexington, Massachusetts location) and the consolidation of its Baltimore, Maryland facilities (from two buildings to one building). The Company is amending the Original Filing to update the information regarding costs under Item 2.05.
As a result of activities related to consolidation of its Baltimore facilities, the Company is now able to estimate that it will incur restructuring costs totaling approximately $18 million. The Company estimates that it will recognize a charge of approximately $1 million in the third quarter of 2007, a charge of approximately $10 million in the fourth quarter of 2007, and the balance over the remaining 148 months of its lease obligation. The 2007 restructuring charges primarily reflect the fair value, on a net present value basis, of the total liability as of the cease-use date. The liability is estimated based on the difference between the remaining lease rental payments on one of the Company’s Baltimore buildings and the sublease rental income the Company anticipates receiving through 2019. The associated cash outlays, estimated to total approximately $18 million, will generally be recognized ratably over the next twelve years. Actual restructuring costs and cash expenditures may differ based on actual exit costs and sublease income in future periods.
At this time, the Company remains unable to estimate the restructuring costs related to its consolidation of clinical development operations in Lexington, Massachusetts.
See Note 17 of the notes to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for a discussion of the Company’s restructuring activities.
* * * * *
The information in this report contains forward-looking statements concerning, among other things, expectations regarding expected charges and cash expenditures. These statements are based upon numerous assumptions that the Company cannot control and involve risks and uncertainties that could cause actual results to differ. These statements should be understood in light of the risk factors set forth in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company’s Form 10-K for the fiscal year ended December 31, 2006 and other filed reports on Form 10-K, Form 10-Q and Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGI PHARMA, INC.
Date: October 12, 2007	By:	/S/ William F. Spengler
William F. Spengler
Executive Vice President and Chief Financial Officer

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